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                                                                      EXHIBIT 19

                          BIO-ENGINEERED FOODS, INC.
                          --------------------------
                      NONSTATUTORY STOCK OPTION AGREEMENT
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     BIO-ENGINEERED FOODS, INC., a Delaware corporation (the "Company"), has granted to _________ (the "Optionee"), an option (the "Option") to purchase a total of ________ shares (the "Shares") of its common stock ("Common Stock"), at the price set forth below, and in all respects, subject to the terms and conditions set forth in this Agreement.

     1.   Nature of the Option.  This Option is NOT intended to qualify as, and
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under no circumstances shall be deemed to be, an Incentive Stock Option as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     2.   Exercise Price.  The exercise price is $_____ for each share of Common
          --------------
Stock ("Exercise Price").

     3.   Exercise of Option.  This Option shall be exercisable, cumulatively,
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__________ of the Shares subject to the Option, at any time after _________;
__________ of the Shares subject to the Option, at any time after ___________; and __________ of the Shares subject to the Option, at any time after __________. Subject to the foregoing, this Option may be exercised in whole or part. This Option may not be exercised for a fraction of a Share.

          3.1   Method of Exercise.
                ------------------

                3.1.1 This Option shall be exercisable by written notice which shall state the election to exercise the Option, the number of shares in respect of which the Option is being exercised, and such representations and agreements as the Company may deem to be necessary or appropriate under any applicable law or regulation. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price. This option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the exercise price.

                3.1.2 No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Common Stock may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

          3.2   Restrictions on Exercise.  The Option may not be exercised if
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the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any applicable federal or state securities or other

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law or regulation. The Company shall have no obligation to register or qualify the Option or such Shares for sale under any such law or regulation.

          3.3   Exercisable only by Optionee; Exceptions.  The Option shall not
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be exercisable during the lifetime of the Optionee by any person other than the
Optionee. In the event of Optionee's death, disability or other termination of employment, the exercisability of the Option is governed by Sections 5, 6 and 7 below, subject to the limitation contained in Section 3.4.

          3.4   Expiration of Option.  The Option may not be exercised more than
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ten (10) years from the date of grant of this Option, and may be exercised during such term only in accordance with the terms of this Agreement. This Option shall terminate upon any material breach of the terms hereof by Optionee including, without limitation, any breach of the representations set forth in
Section 12.

          3.5   Method of Payment.  Payment of the exercise price shall be by
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cash, check, or surrender of other shares of Common Stock of the Company having a fair market value on the date of exercise equal to the exercise price of the shares as to which the option is being exercised.

          3.6   Acceleration.
                ------------

                3.6.1 A "Change in Control" for purposes of this Agreement shall mean (i) a single entity or group of affiliated entities acquires more than 50% of the stock of the Company issued and outstanding immediately prior to such acquisition; or (ii) shareholders approve the consummation of any merger of the Company or any sale or other disposition of all or substantially all of its assets, if the shareholders of the Company immediately before such transaction own, immediately after consummation of such transaction, equity securities (other than options and other rights to acquire equity securities) possessing less than 50% of the voting power of the surviving or acquiring corporation.

                3.6.2 If a Change in Control has occurred or if the Board of Directors determines in good faith that a Change in Control is about to occur, the Board of Directors may determine that it is necessary or desirable to accelerate the exercisability of the Option granted hereunder. Upon such determination, the Board of Directors shall establish the date upon which all portions of such Option not theretofore exercisable shall become exercisable, the period of time (not in excess of 30 days) during which such Option may be exercised and the notice period required for exercise. The Board of Directors shall notify the Optionee of such date, exercise period and notice requirement.

                3.6.3 Any portion of the Option subject to acceleration under this Section that is not exercised during the exercise period established by the Board of Directors pursuant to

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Section 3.6.2 above shall be treated as if no Change in Control had occurred and shall be governed by their original terms. Nevertheless, by written notice to the Optionee, the Board of Directors may provide that any portion of the Option accelerated pursuant to this Section 3.6 shall expire at the end of the exercise period established by the Board of Directors pursuant to Section 3.6.2.

     4.   Optionee's Representations.  In the event the Shares purchasable
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pursuant to the exercise of this Option have not been registered under the
Securities Act of 1933, as amended, at the time this Option is exercised, Optionee shall, concurrently with the exercise of all or any portion of this Option, deliver to the Company an executed Restricted Stock Agreement in the form attached hereto as Exhibit A.
                        ---------

     5.   Termination of Status as an Employee.  In the event of termination of
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Optionee's employment with the Company for any reason other than the disability or death of the Optionee, Optionee may, but only within ninety (90) days after the date of such termination (but in no event later than the date of expiration of the term of this Option as set forth in Section 3.4), exercise this Option to the extent that Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise this Option at the date of such termination, or if Optionee does not exercise this Option within the time specified herein, the Option shall terminate. Nothing contained in this Option shall confer upon the Optionee any right to continue in his relationship with the Company or shall interfere in any way with the rights of the Company, which are hereby reserved, to reduce the Optionee's compensation from the rate in existence on the date of grant or to terminate the Optionee's relationship with the Company for any reason.

     6.   Disability of Optionee.  In the event of termination of Optionee's
          ----------------------
employment with the Company as a result of Optionee's disability (as defined in Section 22(e)(3) of the Code), Optionee may, but only within twelve (12) months from the date of such termination (but in no event later than the date of expiration of the term of this Option as set forth in Section 3.4) exercise this Option to the extent Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option within the time specified herein, the Option shall terminate.

     7.   Death of Optionee.  In the event of death of Optionee during the term
          -----------------
of this Option and while an employee of the Company and having been in continuous status as an employee since the date of grant of the Option, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 3.4), by Optionee's estate or by a person

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who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of death.

     8.   Non-Transferability of Option.  This Option may not be transferred in
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any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs and successors of the Optionee.

     9.   Optionee not a Shareholder.  Neither the Optionee nor any other person
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entitled to exercise the Option shall have any of the rights or privileges of a shareholder of the Company with respect to any of the Shares until the date of issuance of a stock certificate for such Shares. Except as set forth in Section 10 below, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

     10.  Adjustment of Exercise Price.  If any of the following events shall
          ----------------------------
occur at any time or from time to time prior to the exercise in full or expiration of the Option, the following adjustments shall be made in the Exercise Price.

          10.1  Recapitalization.  In case the Company effects a subdivision,
                ----------------
combination, reclassification or other recapitalization of its outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, the Exercise Price in effect immediately after such subdivision, combination, reclassification or other recapitalization shall be proportionately decreased or increased, as the case may be.

          10.2  Stock Dividends.  If the Company shall declare a dividend on its
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Common Stock payable in stock or other securities of the Company, the Optionee shall, without additional cost, be entitled to receive upon the exercise of the Option, in addition to the Shares to which the Optionee is otherwise entitled upon such exercise, the number of shares of stock or other securities that the Optionee would have been entitled to receive if the Optionee had been a holder, on the record date of such dividend, of the number of Shares so purchased under the Option. No adjustments shall be made for dividends in cash or other property.

          10.3  Number of Shares Adjusted.  After any adjustment of the Exercise
                -------------------------
Price pursuant to Section 10, the number of Shares issuable at the new Exercise Price shall be adjusted to the number obtained by (i) multiplying the number of Shares issuable upon exercise of the Option immediately before such adjustment by the Exercise Price in effect immediately before such adjustment, and (ii) dividing the product so obtained by the new Exercise Price.

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          10.4  Calculation of Adjustments.  The foregoing adjustments to the
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Exercise Price and the number of Shares shall be made in good faith by the Board of Directors of the Company, whose determination in that respect shall be final, binding and conclusive.

     11.  Merger.
          ------

          11.1  Assumption.  In the event of any merger, consolidation or
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purchase of substantially all shares of the Company where the holders of Common
Stock are to receive stock or other securities of the surviving or acquiring company, the Option shall be assumed by, be binding upon and inure to the benefit of such surviving or acquiring company, and shall continue to be governed by, to the extent applicable, the terms and conditions of this Agreement.

          11.2  Adjustment.  After the consummation of a consolidation or merger
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of the Company with or into any other corporation, then the Optionee shall have the right to receive the kind and amount of shares of stock or other securities or property receivable upon such consolidation or merger by a holder of the number of shares of Common Stock issuable upon exercise of the Option immediately prior to such consolidation or merger.

     12.  Representations of Optionee.  Optionee hereby represents and warrants
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that the employment of Optionee by the Company, and the execution, receipt and exercise of this Option by Option do not and will not conflict with, violate, breach or constitute a default under, or result in the acceleration of any obligation under (i) any provision of any contract, agreement, instrument, court order, arbitration award, judgment or decree to which Optionee is a party or by which he is bound, or (ii) any law, rule, regulation or other provision or restriction of any kind or character to which Optionee is subject.

     13.  General Provisions.
          ------------------

          13.1  Amendments; Waivers.  This Agreement may be amended only by
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agreement in writing of all parties. No waiver of any provision nor consent to any exception to the terms of this Agreement shall be effective unless in writing and signed by the party to be bound and then only to the specific purpose, extent and instance so provided.

          13.2  Entire Agreement.  This Agreement, together with Exhibit A,
                ----------------                                 ---------
constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the parties.

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          13.3  Governing Law.  This Agreement and the legal relations between
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the parties shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in such State.

          13.4  Attorney's Fees.  In the event of any legal action for the
                ---------------
breach of this Agreement or any dispute related to or arising from this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and expenses incurred in such action. Attorneys' fees incurred in enforcing any judgment in respect of this Agreement are recoverable as a separate item. The preceding sentence is intended to be severable from the other provisions of this Agreement and to survive any judgment and, to the maximum extent permitted by law, shall not be deemed merged into any such judgment.

          13.5  Receipt of Agreement.  Each of the parties hereto acknowledges
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that she or it has read this Agreement in its entirety and does hereby acknowledge receipt of a fully executed copy. A fully executed copy shall be an original for all purposes, and is a duplicate original.

          13.6  Notices.  Any written notice required or permitted to be given
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shall be deemed delivered either when personally delivered or when mailed, registered or certified, postage prepaid with return receipt requested, if to Optionee, addressed to Optionee at the last residence address of Optionee as shown in the records of the Company, and if to the Company, addressed to the Chairman of the Board of the Company at the principal office of the Company.

          13.7  Severability.  If any provision of this Agreement is determined
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to be invalid, illegal or unenforceable by any governmental entity, the remaining provisions of this Agreement to the extent permitted by law shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth below.


Date of Grant:  ________________

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                                                BIO-ENGINEERED FOODS, INC.
                                                a Delaware corporation


                                                By:
                                                   -------------------------
                                                    James Wolfe, President


                                                ----------------------------
                                                Employee/Director

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